Exhibit 10.24

FIRST AMENDMENT TO AIR CARGO CENTER LEASE

THIS FIRST AMENDMENT TO AIR CARGO CENTER LEASE (the "First Amendment") is entered into as of the 28th day of August, 2015, by and between MCP CARGO, LLC, a Nevada limited liability company ("Landlord") and A-M GLOBAL LOGISTICS, LLC., a Delaware limited liability company ("Tenant").

RECITALS

A.    Landlord and Tenant entered into that certain AIR CARGO CENTER LEASE, dated November 21, 2014 (the “Original Lease”) for the leasing of the Premises located in the Marnell Airport Center, on Surrey Street between Patrick Lane and Russell Road, Las Vegas, Nevada 89119, identified as Building 2, 6055 Surrey Street, Suite 105, consisting of Thirteen Thousand Nine Hundred Seventy-Nine (13,979) square feet of floor area.

B.    Landlord and Tenant desire to further amend the Lease, on the terms and conditions contained herein, to, among other things, expand the Premises to include the next adjacent suite, to the south of the Premises commonly known as Suite 103 and consisting, in the aggregate, of Three Thousand Five Hundred Eighty-Eight (3,588) square feet of floor area (“Expansion Space/New Premises”).

AGREEMENT

NOW, THEREFORE, based upon the covenants and promises contained herein and other good and valuable consideration, Landlord and Tenant mutually agree as follows:
1.    EXPANSION SPACE/NEW PREMISES. Landlord and Tenant desire to expand the Premises to include Expansion Space/New Premises (as defined above) which such Expansion, Tenant shall complete in accordance with the terms and conditions of this First Amendment and Rider No. 1.2 – Work Letter attached hereto and incorporated herein by this reference. A preliminary floor plan of the Premises following the Expansion is attached hereto as Exhibit “A” and incorporated herein by this reference. In the event the actual floor plan of the Premises following the Expansion varies from that as set forth on Exhibit “A” attached hereto, then Landlord and Tenant shall prepare an accurate floor plan and attach the same hereto as Exhibit “A-1”. The estimated delivery date shall be three (3) business days after Lease execution (“Delivery Date”).

Notwithstanding any provision to the contrary contained in the Lease or this First Amendment, Section 6 of the Summary of Basic Lease Information for the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

“6.    Premises (Article 1).    The premises shall consist of (a) that certain space in the Building identified as Suite 105 and consisting of Seventeen Thousand Five Hundred Sixty-Seven (17,567) square feet of floor area, and as depicted on Exhibit "A-2" to the Lease (the "Depiction of Premises).”

2.    COMMENCEMENT DATE. Commencement Date for the Expansion Space/New Premises, shall commence on the earlier of: (i) the date Tenant opens for business in the Expansion Space/New Premise, or (ii) December 1, 2015

3.    LEASE TERM. Shall be co-terminous with the original Lease commencing on Commencement Date.

4.    EXPANSION SECURITY DEPOSIT. Notwithstanding anything to the contrary contained in the Lease or this First Amendment, Tenant shall, immediately upon execution of this First Amendment, deposit with Landlord an additional cash security deposit of Five Thousand Three Hundred Eighty-Two and 00/100 Dollars ($5,382.00), which such amount shall thereupon be added to and become a part of the Security Deposit.

5.    MISCELLANEOUS. Except as modified herein, the Lease shall remain in full force and effect. All capitalized terms not defined herein shall have the same meaning as defined in the Lease. This First Amendment may be executed in counterparts. Each of said counterparts, when so executed and delivered, shall be deemed an original and, taken together, shall constitute but one and the same instrument. This First Amendment may be executed by a facsimile of the signature of any party, with the facsimile signature having the same force and effect as if this consent had been executed by the actual signature of any party.

IN WITNESS WHEREOF, this First Amendment has been executed on the day and year above written.

LANDLORD:                        TENANT:

MCP CARGO, LLC                    A-M GLOBAL LOGISTICS, LLC

a Nevada limited liability company	a Delaware limited liability company

By: /s/ Gregory K. Wells	By: /s/ Thor Gjerdrum

Print Name: Gregory K. Wells	Print Name: Thor Gjerdrum
Print Title: Manager                     Print Title: EVP/COO

EXHIBIT “A”

Preliminary Floor Plan of Premises and Expansion
(To Be Attached)

RIDER NO. 1.2 - WORK LETTER

THIS RIDER NO. 1.2 is attached to and made part of that certain AIR CARGO CENTER LEASE dated as of November 21, 2014, by and between MCP CARGO, LLC, a Nevada limited liability company, as Landlord, and A-M GLOBAL LOGISTICS, LLC, a Delaware limited liability company, as Tenant (as amended, the “Lease”). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provision of the Lease.

R-1.    Expansion. Subject to the terms and conditions of the First Amendment to which this Rider/Work Letter is attached and the terms and conditions hereof, Tenant shall construct the Expansion (as defined in the First Amendment) in accordance with those plans and specifications attached hereto as Schedule 1 and incorporated herein by this reference. In the event that the construction of the Expansion results in Tenant having to bring the Premises into compliance with current building codes and other applicable building requirements, then Tenant shall do such necessary compliance work as part of the Expansion. Tenant hereby approves the plans and specifications attached as Schedule 1.

R-2.    Preliminary Plans. If the plans and specifications referenced in Schedule 1 are final plans and specifications, such final plans and specifications are hereinafter referred to as the “Final Plans” and the remainder of this Section R-2 shall be inoperative. If the plans and specifications referenced in Schedule 1 are preliminary plans or in the event that Schedule 1 hereto is blank, Tenant shall prepare final working drawings and outlined specifications for the Expansion and submit such plans and specifications to Landlord for its approval as soon as reasonably possible after execution of the First Amendment. Landlord shall approve or disapprove such drawings and specifications within ten (10) days after receipt from Tenant. Landlord shall have the right to disapprove such drawings and specifications only if they materially differ from the plans and specifications attached hereto. If Landlord disapproves such drawings and specifications, Landlord and Tenant shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. Final working drawings and specifications prepared in accordance with this Section R-2 and approved by Landlord and Tenant are hereinafter referred to as the “Final Plans.”

R-3.    Allowance for Cost of Expansion. None.

R-4.    Tenant’s Representative. Tenant has designated ____________as its sole representative with respect to the matters set forth in this Rider, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Rider.

R-5.    Landlord’s Representative. Landlord has designated _____________________ as its sole representative with respect to the matters set forth in this Rider, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Rider.